UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: November 3, 2003

NEWTECH RESOURCES, LTD.
(Exact Name of Registrant as Specified on its Charter)

000-33255	98-0342217
(Commission File Number)	(IRS Employer Identification Number)

NEVADA
(State or Other Jurisdiction of Incorporation or Organization)

1818-1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3

(Address of Principal Executive Offices)

(604) 602-1717

(Registrant’s Telephone Number, Including Area Code)

ITEM 4. Changes in Registrant’s Certifying Accountant

On November 3, 2003, Newtech Resources, Ltd. (“Company”) dismissed Bingham and Company (“Bingham”) the principal accountant previously engaged to audit the Company’s financial statements and retained Jones Simkins LLP (“Jones”) as the principal accountants to replace Bingham. The Company’s board of directors approved the change of accountants from Bingham to Jones.

The audit reports of Bingham on the Company’s financial statements for the fiscal years ending August 31, 2002 and August 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except such reports were modified to include an explanatory paragraph for a going concern uncertainty.

In connection with the audits of the fiscal years ending August 31, 2002 and August 31, 2001 including the subsequent interim periods since engagement through November 3, 2003, the date of dismissal, the Company had no disagreements with Bingham with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B. Had there been any disagreements that were not resolved to their satisfaction, such disagreements would have caused Bingham to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

During the fiscal year ending August 31, 2002 and August 31, 2001 including the subsequent interim periods since engagement through November 3, 2003, the date of Bingham’s dismissal, and prior to the appointment of Jones, the Company (or anyone on its behalf) did not consult with Jones regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. Since there were no disagreements or reportable events (as defined in Item 304(a)(2) of Regulation S-B), the Company did not consult Jones in respect to these matters during the time periods detailed herein.

The Company provided Bingham with a copy of this report prior to filing it with the Securities and Exchange Commission (“Commission”). The Company requested that Bingham furnish the Company with a letter to the Commission stating whether Bingham agrees with the above statements. A copy of that letter dated November 18, 2003 is filed as an Exhibit to this Form 8-K/A.

ITEM 7.      Exhibits

The following exhibit is included as part of this report:
EXHIBIT     PAGE
NO.               NO.     DESCRIPTION
16(i)              3           Letter from Bingham stating that it has reviewed the Form 8-K/A and has no objection to the statements made within this Form 8-K/A.

Dated: November 18, 2003

NEWTECH RESOURCES, LTD.

A Nevada corporation

By: /s/ Ross Wilmot

Ross Wilmot, President

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